UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

PRACTICEXPERT, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30583	87-0622329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento Drive, No. 110, Calabasas, California 91302
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:   (818) 591-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2006, PracticeXpert of Oklahoma, Inc. (“PracticeXpert Oklahoma”), an Oklahoma corporation and a wholly-owned subsidiary of PracticeXpert, Inc. (the “Registrant”), and AcSel Corporation, a Virginia corporation (“AcSel”), entered into an Asset Purchase Agreement (the Purchase Agreement”) whereby, AcSel purchased all of the assets of PracticeXpert Oklahoma, including all equipment, contractual rights and intellectually property more fully described on Schedule A to the Purchase Agreement (the “Assets”).

In consideration for the Assets, AcSel assumed the following obligations of PracticeXpert Oklahoma: (i) any and all of Practice Oklahoma’s contractual duties and obligations under the Assumed Contracts (as such term is defined in the Purchase Agreement), (ii) PracticeXpert Oklahoma’s rent for the month of December in the amount of $2,000, (iii) PracticeXpert Oklahoma’s payroll for the two-week period ending December 29, 2006 and (iv) a pro-rata portion of PracticeXpert Oklahoma’s phone costs from December 22 through December 31, 2006 not to exceed $1,900.

The foregoing description is qualified in its entirety by the Asset Purchase Agreement attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors of Officers.

On January 2, 2007, Hank Cohn resigned as the sole remaining director effective immediately and as the President and Chief Executive Officer of the Registrant effective as of 5:30 EST on January 4, 2007. A copy of Mr. Cohn’s resignation letter is attached hereto as Exhibit 99.1.

On December 29, 2006, Kevin Gilbert resigned as the Senior Vice President of Operations of the Registrant effective immediately. A copy of Mr. Gilbert’s resignation letter is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1.  Asset Purchase Agreement by and between PracticeXpert of Oklahoma, Inc., an Oklahoma, and AcSel Corporation, a Virginia corporation, dated as of December 29, 2006.

Exhibit 99.1 Resignation of Hank Cohn dated as of January 2, 2007.

Exhibit 99.2 Resignation of Kevin Gilbert dated as of December 29, 2006

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEXPERT, INC. (Registrant)

Date: January 3, 2007	By:	/s/ Hank Cohn
Hank Cohn President / CEO